Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-04171 No. 333-58024, No. 333-90642 and No. 333-90464 of ICU Medical, Inc. on Form S-8 of our report, dated March 11, 2005 relating to the consolidated financial statements and financial statement schedule of ICU Medical, Inc. and subsidiaries and management’s report on the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of ICU Medical, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Costa Mesa, California
March 11, 2005

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